Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Nos. 333-206292 and 333-227441 on Form S-8 and Registration No. 333-272722 on Form F-3 of our report dated April 4, 2024, relating to the financial statements of Galmed Pharmaceuticals Ltd., appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co. Certified Public Accountants
A Firm in the Deloitte Global Network

Tel Aviv, Israel
April 4, 2024